Exhibit 10.2

THIRD AMENDMENT TO MASTER LEASE
THIS THIRD AMENDMENT TO MASTER LEASE (this “Amendment”) shall amend that certain Master Lease, dated November 1, 2013, as amended by that certain First Amendment to Master Lease dated March 5, 2014, and as further amended by that certain Second Amendment to Master Lease and First Amendment to Access Agreement dated April 18, 2014 (collectively, the “Master Lease”), by and among GLP Capital, L.P. (together with its permitted successors and assigns, “Landlord”) and Penn Tenant, LLC (together with its permitted successors and assigns, “Tenant”) and is being entered into on this 20th day of September, 2016 (the "Effective Date"), by and between Landlord and Tenant, as more fully set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.
BACKGROUND:
WHEREAS, Landlord and Tenant each desire to amend the Master Lease as more fully described herein.
NOW, THEREFORE, in consideration of the provisions set forth in the Master Lease as amended by this Amendment, including, but not limited to, the mutual representations, warranties, covenants and agreements contained therein and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby respectively acknowledged, and subject to the terms and conditions thereof and hereof, the parties, intending to be legally bound, hereby agree that the Master Lease shall be amended as follows:
ARTICLE I
AMENDMENT OF SECTION 1.3 OF THE MASTER LEASE

1.1        Section 1.3 of the Master Lease is amended and restated in its entirety to read as follows:

1.3    Term. The "Term" of this Master Lease is the Initial Term plus all Renewal Terms, to the extent exercised. The initial term of this Master Lease (the "Initial Term") shall commence on November 1, 2013 (the "Commencement Date") and end on October 31, 2028, subject to renewal as set forth in Section 1.4 below.
ARTICLE II
AMENDMENT TO SECTION 2.1 OF THE MASTER LEASE

2.1        The parties hereby agree as follows:

(a)After giving effect to the adjustments required by the Master Lease from inception of the Master Lease through the date of this Amendment, the parties agree as follows:

(i)Building Base Rent for the Lease Year expiring on October 31, 2016 (the “Third Lease Year”) is equal to two hundred fifty-five million, seven hundred fifty-six thousand, one hundred thirty-eight Dollars ($255,756,138). Building Base Rent shall be subject to further adjustment as provided for in the Master Lease.

(ii)Other Land Base Rent for the Third Lease Year is equal to forty-nine million, five hundred fifty-one thousand, three hundred twenty-four Dollars ($49,551,324). Other Land Base Rent shall be subject to further adjustment as provided for in the Master Lease.

(b)After giving effect to the adjustments required by the Master Lease from inception of the Master Lease through the date of this Amendment, the definition of “Percentage Rent” is hereby amended and restated in its entirety to read as follows:

Percentage Rent: The sum of (1) for all Facilities other than the CT Facilities, an annual amount equal to forty-nine million, five hundred fifty-one thousand, three hundred twenty-four Dollars ($49,551,324); provided, however, that the Percentage Rent for all Facilities other than the CT Facilities shall be reset each Percentage Rent Reset Year to a fixed annual amount equal to the product of (i) four percent (4%) and (ii) the excess (if any) of (a) the average annual Net Revenues of all the Facilities other than the CT Facilities for the trailing five-year period (i.e., the first (1st) through fifth (5th) Lease Years, the sixth (6th) through tenth (10th) Lease Years, the eleventh (11th) though fifteenth (15th) Lease Years, the sixteenth (16th) through twentieth (20th) Lease Years, the twenty-first (21st) through twenty-fifth (25th) Lease Years and the twenty-sixth (26th) through thirtieth (30th) Lease Years) over (b) one billion, two hundred thirty-eight million, seven hundred eighty-three thousand, one hundred Dollars ($1,238,783,100), and (2) for the CT Facilities, a variable amount, determined monthly, equal to (i) 20% of the excess of actual Net Revenues of the month then ended for the CT Facilities over (ii) seventeen million, eight hundred fifty-seven thousand, two hundred forty-one Dollars ($17,857,241). For purposes of clause (a) in the preceding sentence, (x) in determining the “average annual Net Revenues” of any Development Facility added to the Leased Property hereunder during any such trailing five-year period, the “average annual Net Revenue” shall be calculated separately for each such Development Facility by using the actual Net Revenues for such Development Facility for such trailing five-year period divided by the time period during such trailing five-year period that the Development Facility was open commencing on the relevant Development Facility Commencement Date (with the average annual Net Revenues for each Development Facility then added to the average annual Net Revenues for the remaining Facilities) and (y) in the case of any Leased Property Rent Adjustment Event other than with respect to a CT Facility, the "average annual Net Revenues" shall be calculated as if such Leased Property Rent Adjustment Event occurred on the first day of such trailing five-year period. Percentage Rent shall be subject to further adjustment as and to the extent provided in Section 14.6.
For clarification purposes, a sample calculation for the required adjustment following the fifth (5th) Lease Year is attached as Annex A.

ARTICLE III
AMENDEMENT TO SECTION 7.3 OF THE MASTER LEASE

3.1        Section 7.3 of the Master Lease is hereby amended in its entirety to read as follows:

Development Facilities.

The Development Facility Commencement Date associated with the Dayton Facility was August 28, 2014, and the Development Facility Commencement Date associated with the Mahoning Valley Facility was September 17, 2014.

3.2        Exhibit C of the Lease is deleted in its entirety.

ARTICLE IV
AMENDMENT TO EXHIBIT B TO MASTER LEASE

4.1        Exhibit B to the Master Lease is hereby amended to add the description of the Development Facilities set forth in Annex B attached hereto and incorporated herein by this reference to the description of the Leased Property. The parties hereby acknowledge and agree that the parcel located at the Mahoning Valley Facility more particularly described on Annex C attached hereto (the “Lot 2 Parcel”) shall be sold by Landlord to a third party and, upon the consummation of such sale, the Lot 2 Parcel shall be automatically removed from Exhibit B to the Master Lease without any further notice to either party or any amendment to the Master Lease.

4.2        Exhibit B to the Master Lease is hereby amended to remove the land described on Annex D attached hereto with respect to Hollywood Casino Bay St. Louis, Bay St. Louis, Mississippi.

4.3        Exhibit B to the Master Lease is hereby amended to remove the land described on Annex E attached hereto with respect to the M Resort Spa Casino, 12300 Las Vegas Boulevard South, Henderson, NV.

ARTICLE V
AMENDMENT TO MEMORANDUM OF LEASE

Landlord and Tenant shall enter into one or more amendments to any memorandum of lease which may be been recorded in accordance with Article XXXIII of the Master Lease, in form suitable for recording in each county or other application location in which a Leased Property is located which amendment is pursuant to this Amendment. Tenant shall pay all costs and expenses of recording any such amendment to memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term with respect to the applicable Facility.
ARTICLE VI
AUTHORITY TO ENTER INTO AMENDMENT

Each party represents and warrants to the other that: (i) this Amendment and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Amendment and the Master Lease, as amended hereby, within the State(s) where any portion of the Leased Property is located, and (iii) neither this Amendment, the Master Lease, as amended hereby, nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.
ARTICLE VII
MISCELLANEOUS

7.1        Costs and Expenses; Fees. Each party shall be responsible for and bear all of its own expenses incurred in connection with pursuing or consummating this Amendment and the transactions contemplated by this Amendment, including, but not limited to, fees and expenses, legal counsel, accountants, and other facilitators and advisors.

7.2        Choice of Law and Forum Selection Clause. This Amendment shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive Laws of the State of New York without regard to the conflict of law principles thereof or of any other jurisdiction.

7.3        Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

7.4        No Further Modification. Except as modified hereby, the Master Lease remains in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.
LANDLORD:
GLP CAPITAL, L.P.

By:	/s/ William J. Clifford
William J. Clifford
CFO, Secretary and Treasurer

TENANT:
PENN TENANT, LLC

By:	Penn National Gaming, Inc.
its managing member
By:    /s/ Saul V. Reibstein
Name: Saul V. Reibstein
Title: EVP, CFO and Treasurer

ANNEX A

CALCULATION OF PERCENTAGE RENT RESET AT YEAR SIX

ANNEX B
LEGAL DESCRIPTION OF DEVELOPMENT FACILITIES NOW ADDED TO LEASED PROPERTY
Hollywood Gaming at Dayton Raceway, Dayton, Ohio
Situated in the City of Dayton, County of Montgomery, State of Ohio, described as follows:

Situated in the City of Dayton, County of Montgomery and State of Ohio, and known as being all of Lots 84742, 84743 and 84744 of the Record Plan of Hollywood Gaming at Dayton Raceway, recorded as Plat Book 224, Page 10 of Montgomery County Records.

Hollywood Gaming at Mahoning Valley Race Course, Youngstown, Ohio

Tract I
Being Lot No. 1 of the Mahoning Valley Race Course Plat 1, Lot 1, Dedication/Hollywood Drive Plat, of record in Plat Book 124, Page 179, Recorder's Office, Mahoning County, Ohio.

Tract II
Situated in the State of Ohio, County of Mahoning, and being in Tract 4 of Austintown Township, and also being the remainder of a 10.67 acre tract as conveyed to Dublin Warsaw Group LLC in Official Record 4084, Page 212 Parcel 2 (all references being to records' of the Recorder's Office, Mahoning County, Ohio), and bounded and described as follows:

Commencing at an iron pin inside a monument box found at the centerline intersection of 76 Drive as dedicated in Plat Book 74, Page 128 and Canfield Niles road (S.R. 46);

Thence easterly with the centerline of 76 Drive, North 88° 35' 51" East, 2167.74 feet to an iron pin set in the easterly right-of-way line of 76 Drive, the South line of a 12.83 acre tract as conveyed to Dublin Warsaw Group LLC in Official Record 4084, PG 212, and being the true point of beginning for the parcel herein described;

Thence continuing easterly with the South line of said 12.83 acre tract, North 88° 35' 51" East, 584.77 feet to an iron pin set at the Southeast corner of said 12.83 acre tract, and being in the West line of a 108.281 acre tract as conveyed to Youngstown Real Estate in Official Record 5959, Page 68;

Thence southerly along the West line of said 108.281 acre tract, South 00° 49' 42" East, 396.35 feet to a 1" iron pipe found at the Northeast corner of Lot 2 of the Bholenath, Inc. Subdivision Plat No. 1 as recorded in Official Record 122, Page 43 and as conveyed to Janaki Inc. in Official Record 5935, Page 138;

Thence westerly along the North line of said Lot 2, South 88° 35' 51" West, 623.42 feet to an iron pin set at the Southeast corner of Lot 3 of the Replat of Lot No. 1 & 3 of Rebel Plat No. 1 Tract 4 as recorded in Plat Book 103, Pg. 75 and as conveyed to CJR Petroleum Inc. in Official Record 5716, Page 789;

Thence northerly with the East line of said Lot 3, North 01° 24' 09" West, 361.33 feet to a 1' iron pipe found at the Northeast corner of said Lot 3 and in the southerly right-of-way line of 76 Drive; Thence easterly with the southerly right-of-way line of 76 Drive, North 88° 35' 51" East, 42.62 feet to an iron pin set at the southeasterly right-of-way corner of 76 Drive;

Thence northerly with the easterly right-of-way line of 76 Drive, North 01° 24' 09" West, 35.00 feet to the true point of beginning, containing 5.656 acres, more or less.

All iron pin set are 5/8" rebar, 30" in length with a yellow plastic cap with "EP Ferris Surveyor 8230" inscribed on top.

The bearings described herein are based on the Ohio State Plane Coordinate System, North Zone, NAD83 (CORS96). Said bearings originated from a field traverse which was tied to said coordinate system by GPS observations and observations of selected stations in the Ohio Department of Transportation Virtual Reference Station network. The portion of the centerline of Canfield Niles Road (S.R. 46), having a bearing of North 02° 34' 28" West and monumented between two found 1 1/4" iron pins found inside monument boxes along said centerline described herein is designated the "basis of bearing" for this survey.

This description was prepared by Matthew E. Ferris, Registered Surveyor No. 8230, E.P. Ferris & Associates, Inc. on July 24, 2012.

This description is based on a recent field survey that was conducted May 19, 2012.

ANNEX C
LOT 2 PARCEL
Situated in the State of Ohio, County of Mahoning, and being in Tract 4 of Austintown Township, and also being the remainder of a 10.67 acre tract as conveyed to Dublin Warsaw Group LLC in Official Record 4084, Page 212 Parcel 2 (all references being to records' of the Recorder's Office, Mahoning County, Ohio), and bounded and described as follows:

Commencing at an iron pin inside a monument box found at the centerline intersection of 76 Drive as dedicated in Plat Book 74, Page 128 and Canfield Niles road (S.R. 46);

Thence easterly with the centerline of 76 Drive, North 88° 35' 51" East, 2167.74 feet to an iron pin set in the easterly right-of-way line of 76 Drive, the South line of a 12.83 acre tract as conveyed to Dublin Warsaw Group LLC in Official Record 4084, PG 212, and being the true point of beginning for the parcel herein described;

Thence continuing easterly with the South line of said 12.83 acre tract, North 88° 35' 51" East, 584.77 feet to an iron pin set at the Southeast corner of said 12.83 acre tract, and being in the West line of a 108.281 acre tract as conveyed to Youngstown Real Estate in Official Record 5959, Page 68;

Thence southerly along the West line of said 108.281 acre tract, South 00° 49' 42" East, 396.35 feet to a 1" iron pipe found at the Northeast corner of Lot 2 of the Bholenath, Inc. Subdivision Plat No. 1 as recorded in Official Record 122, Page 43 and as conveyed to Janaki Inc. in Official Record 5935, Page 138;

Thence westerly along the North line of said Lot 2, South 88° 35' 51" West, 623.42 feet to an iron pin set at the Southeast corner of Lot 3 of the Replat of Lot No. 1 & 3 of Rebel Plat No. 1 Tract 4 as recorded in Plat Book 103, Pg. 75 and as conveyed to CJR Petroleum Inc. in Official Record 5716, Page 789;

Thence northerly with the East line of said Lot 3, North 01° 24' 09" West, 361.33 feet to a 1' iron pipe found at the Northeast corner of said Lot 3 and in the southerly right-of-way line of 76 Drive; Thence easterly with the southerly right-of-way line of 76 Drive, North 88° 35' 51" East, 42.62 feet to an iron pin set at the southeasterly right-of-way corner of 76 Drive;

Thence northerly with the easterly right-of-way line of 76 Drive, North 01° 24' 09" West, 35.00 feet to the true point of beginning, containing 5.656 acres, more or less.

All iron pin set are 5/8" rebar, 30" in length with a yellow plastic cap with "EP Ferris Surveyor 8230" inscribed on top.

The bearings described herein are based on the Ohio State Plane Coordinate System, North Zone, NAD83 (CORS96). Said bearings originated from a field traverse which was tied to said coordinate system by GPS observations and observations of selected stations in the Ohio Department of Transportation Virtual Reference Station network. The portion of the centerline of Canfield Niles Road (S.R. 46), having a bearing of North 02° 34' 28" West and monumented between two found 1 1/4" iron pins found inside monument boxes along said centerline described herein is designated the "basis of bearing" for this survey.

This description was prepared by Matthew E. Ferris, Registered Surveyor No. 8230, E.P. Ferris & Associates, Inc. on July 24, 2012.

This description is based on a recent field survey that was conducted May 19, 2012.

ANNEX D
LEGAL DESCRIPTION OF PROPERTY REMOVED FROM BAY ST LOUIS
Being that property, together with other land, described in that Lease Agreement, by and between Charles Land Company, Inc., a Louisiana corporation, as Lessor, and Hancock County, as Lessee, as described in the Minutes of the Board of Supervisors for the June Term, 1989, as recorded in Book BB-41, Page 35; to which said lease was taken subject, that Warranty Deed to Mardi Gras Casino Corp., a Mississippi corporation, and predecessor in title to GLP Capital, LP, a Pennsylvania limited partnership, as recorded in Book BB-72, Page 568, in the office of the Chancery Clerk of Hancock County, Mississippi. Excepting therefrom any property belonging to the State of Mississippi and identified as being “public trust tidelands” in that Boundary Agreement by and between Charles Land Company, Inc., and Secretary of State Dick Molpus, Trustee of the Public Trust Tidelands, as more particularly described and recorded in Book BB-44, Page 664, in the office of the Chancery Clerk of Hancock County, Mississippi.

ANNEX E
LEGAL DESCRIPTION OF PROPERTY REMOVED FROM M RESORT SPA CASINO, HENDERSON, NEVADA
REAL PROPERTY IN THE CITY OF LAS VEGAS, COUNTY OF CLARK, STATE OF NEVADA, DESCRIBED AS FOLLOWS:
THE NORTH HALF (N 1/2) OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 9, TOWNSHIP 23 SOUTH, RANGE 61 EAST, M.D.M.
EXCEPTING THEREFROM THE INTEREST IN AND TO THE WESTERLY 40.00 FEET AND THE NORTHERLY 40.00 FEET THEREOF AS CONVEYED TO CLARK COUNTY, NEVADA TO PROVIDE FOR RIGHTS OF WAY FOR ROADS, UTILITIES AND OTHER PUBLIC PURPOSES BY DEED RECORDED SEPTEMBER 24, 1969 IN BOOK 980 OF OFFICIAL RECORDS, AS DOCUMENT NO. 786740, CLARK COUNTY, NEVADA, OFFICIAL RECORDS.